UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2023

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

As previously disclosed, Party City Holdco Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (collectively, the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). On August 31, 2023, the Company filed the Fourth Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 1672] (including all exhibits and supplements thereto, the “Plan”).

On September 6, 2023, the Bankruptcy Court entered an order, Docket No. 1711, confirming the Plan (the “Confirmation Order”). The Plan and Confirmation Order were previously filed as Exhibits 99.1 and 2.1, respectively, to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 6, 2023, and are hereby incorporated by reference as Exhibits 2.1 and 99.1 to this Current Report on Form 8-K (this “Current Report”).

On October 12, 2023 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. On the Effective Date, in connection with the effectiveness of, and pursuant to the terms of, the Plan and the Confirmation Order, the Company’s common stock outstanding immediately before the Effective Date was canceled and is of no further force or effect, and the new organizational documents of the Company became effective, authorizing the issuance of shares of common stock representing 100% of the equity interests in the Company (the “New PCHI Shares”). In accordance with the foregoing, on the Effective Date, the Company, as reorganized on the Effective Date in accordance with the Plan, issued the New PCHI Shares and the Second Lien PIK Toggle Notes (as defined below) (collectively, the “New Securities”). The New Securities issued pursuant to the Plan, including the New Securities issued upon the exercise of the Subscription Rights (as defined in the Backstop Agreement (as defined below)) in connection with the Rights Offering (as defined below), all New Securities issued to the Commitment Parties (as defined below) in respect of their commitments under the Backstop Agreement and in connection with the Rights Offering was issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by section 1145 of the Bankruptcy Code and, to the extent such exemption was unavailable, was issued in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption.

Information regarding the assets and liabilities of the Company and its subsidiaries that was filed with the Bankruptcy Court may be found at https://cases.ra.kroll.com/PCHI/Home DocketInfo?DocAttribute=7474&DocAttrName=SCHEDULESSOFA_Q&MenuID=19344&AttributeName=Schedules%20%26%20SOFA and is incorporated herein by reference.

Item 1.01 - Entry into a Material Definitive Agreement

ABL Facility and Intercreditor Agreement

On the Effective Date, pursuant to the terms of the Plan, the Company and certain of its subsidiaries entered into an ABL credit agreement (the “ABL Credit Agreement”), by and among the Company, as a parent guarantor, Party City Holdings Inc., a Delaware corporation, as the parent borrower (the “Parent Borrower”), Party City Corporation, a Delaware corporation, and each other subsidiary of the Borrowers party thereto as a subsidiary borrower from time to time (collectively with the Parent Borrower, the “Borrowers”), PC Intermediate Holdings, Inc. a Delaware corporation, as a parent guarantor (“Holdings”), the other subsidiaries of the Borrowers party thereto from time to time as subsidiary guarantors, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “ABL Agent”). The ABL Credit Agreement provides for a $545 million senior secured asset-based revolving loan facility (with a $60 million sublimit for the issuance of letters of credit thereunder) (the “ABL Revolving Facility” and the loans outstanding thereunder, the “ABL Revolving Loans”) and a $17,110,500.00 senior secured asset-based first-in last-out loan facility (the “FILO Facility” and the loans outstanding thereunder, the “FILO Loans”; the FILO Facility together with the ABL Revolving Facility, the “ABL Facility”). The ABL Facility is scheduled to mature on October 12, 2028.

All obligations of the Borrowers under the ABL Credit Agreement, certain banking services obligations and certain hedging obligations are unconditionally guaranteed, on a joint and several basis, by the Borrowers, Holdings, the Company, and the material domestic direct and indirect restricted subsidiaries of the Company, subject to certain exceptions and limitations described in the ABL Credit Agreement (each a “Loan Party” and collectively, the “Loan Parties”). All such obligations, including the guarantees of the ABL Facility, are secured by (i) first priority liens on substantially all assets of the Loan Parties, and (ii) the equity interests in the Loan Parties other than the Company, in each case, subject to certain exceptions and limitations described in the ABL Credit Agreement.

The ABL Revolving Loans and the FILO Loans bear interest at a rate per annum equal to the applicable margin plus, at the Borrowers’ option, either: (i) an adjusted term SOFR rate, subject to a floor of 0.00% or (ii) a base rate, subject to a floor of 0.00%, determined as the greatest of (x) the prime loan rate as published in The Wall Street Journal, (y) the federal funds effective rate plus 1⁄2 of 1.00%, and (z) adjusted term SOFR rate for a one-month tenor plus 1.00%. The margin applicable to the loans bearing interest based on the adjusted term SOFR rate equals to: (i) with respect to the ABL Revolving Loans, 4.00% and (ii) with respect to the FILO Loans, 6.00%. The margin applicable to the loans bearing interest based on the base rate equals to: (i) with respect to the ABL Revolving Loans, 3.00% and (ii) with respect to the FILO Loans, 5.00%. The applicable margins are subject to certain specified increases on March 31, 2024 and June 30, 2024 if the Parent Borrower has, as of such date, not yet delivered to the ABL Agent an audited consolidated balance sheet of the Company and its subsidiaries as of the end of the fiscal year ended December 31, 2022. The Borrowers are required to pay interest on overdue principal or interest at the rate equal to 2.00% per annum in excess of the applicable interest rate under the ABL Facility to the extent lawful.

Outstanding loans under the ABL Credit Agreement are subject to an intercreditor agreement by and among the ABL Agent, as the First Priority Representative for the First Priority Secured Parties and Wilmington Savings Fund Society, FSB, as the Second Priority Representative for the Second Priority Secured Parties (in each case, as defined therein) (the “Intercreditor Agreement”). The Intercreditor Agreement provides, among other things, that the liens securing the obligations under the Second Lien PIK Toggle Notes (as defined below) rank junior in priority to the liens securing the obligations under the ABL Credit Agreement.

The Borrowers are required to pay a quarterly commitment fee to each ABL Revolving Lender (as defined in the ABL Credit Agreement), which accrues at a rate per annum equal to 0.50% on the average daily unused portion of such ABL Revolving Lender’s commitments under the ABL Revolving Facility. The Borrowers are also required to pay participation fees and fronting fees with respect to letters of credit participation and issuance.

Borrowings under the ABL Credit Agreement may be used to (i) refinance indebtedness under the prepetition asset-based revolving credit facility and (ii) finance the working capital needs and other general corporate purposes of the Parent Borrower and its subsidiaries. Availability of borrowings of ABL Revolving Loans under the ABL Credit Agreement is subject to the satisfaction of certain conditions, including, after giving effect to any such borrowings, aggregate credit exposure of lenders under the ABL Credit Agreement not exceeding the lesser of the aggregate unblocked commitments and the borrowing base at such time. Borrowings of the FILO Loans are only available on the Effective Date and if repaid or prepaid may not be reborrowed.

Mandatory prepayment of loans under the ABL Credit Agreement is required if the aggregate credit exposure of lenders under the ABL Credit Agreement exceeds the borrowing base at such time. Such a mandatory prepayment would be applied to eliminate the availability shortfall as follows: first, to prepay the ABL Revolving Loans or cash collateralize, backstop or replace letters of credit under the ABL Facility; and second, to prepay the FILO Loans. The loans under the ABL Facility may be voluntarily prepaid without premium or penalty, other than customary breakage costs. Voluntary prepayments of loans under the ABL Credit Agreement are applied to satisfy FILO Loan obligations only after other outstanding loan obligations and letter of credit reimbursement obligations under the ABL Credit Agreement are satisfied. Voluntary prepayments of FILO Loans are additionally subject to the satisfaction of the Payment Conditions discussed below.

The ABL Credit Agreement requires the Borrowers to maintain, at all times, Excess Unadjusted Availability (as defined in the ABL Credit Agreement) of at least the greater of (i) 10.0% of the Total Line Cap (as defined in the ABL Credit Agreement) and (ii) $46 million.

The ABL Credit Agreement contains negative covenants that limit, among other things, the Borrowers’ ability and the ability of their restricted subsidiaries to: (i) incur, assume or guarantee additional indebtedness; (ii) create, incur or assume liens; (iii) make investments; (iv) merge or consolidate with or into any other person or undergo certain other fundamental changes; (v) transfer or sell assets; (vi) pay dividends or distributions on capital stock or redeem or repurchase capital stock; (vii) enter into transactions with certain affiliates; (viii) repay or redeem certain indebtedness; (ix) sell stock of its subsidiaries; or (x) enter into certain burdensome agreements. These negative covenants are subject to a number of important limitations and exceptions. The Borrowers and their restricted subsidiaries can make certain acquisitions, restrictive payments, payments of certain indebtedness and investments if, after giving pro forma effect to such transactions, the “Payment Conditions” (as defined in the ABL Credit Agreement) are met, which include, among other things: (i) 90-Day Excess Availability and Excess Availability (each as defined in the ABL Credit Agreement) are equal to or greater than the greater of (x) 25.0% of the Total Line Cap and (y) $120 million and (ii) the Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) is at least 1.00 to 1.00.

Additionally, the ABL Credit Agreement contains other covenants, representations and warranties and events of default that are customary for a financing of this type. Events of default include, among other things, nonpayment of principal or interest, breach of covenants, breach of representations and warranties, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, failure of a collateral document to create an effective security interest in collateral, bankruptcy and insolvency events, cross-default to other material indebtedness, and a change of control. The occurrence of any event of default under the ABL Credit Agreement would permit all obligations under the ABL Facility to be declared due and payable immediately and all commitments thereunder to be terminated.

The foregoing descriptions of the ABL Credit Agreement and the Intercreditor Agreement are qualified in their entirety by the full text of the ABL Credit Agreement and the Intercreditor Agreement which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference.

Second Lien PIK Toggle Notes Indenture

On the Effective Date, the Issuers issued an aggregate principal amount of $232,394,231 of Second Lien PIK Toggle Notes. The Second Lien PIK Toggle Notes are scheduled to mature on January 11, 2029. Interest on the Second Lien PIK Toggle Notes accrues, at a rate of 12.00% per annum, payable, at the Company’s option, either in cash or by increasing the amount of the Second Lien PIK Toggle Notes outstanding (“PIK Interest”). The Company shall pay interest quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2024. Interest on the Second Lien PIK Toggle Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Effective Date. Interest is computed on the basis of a 360-day year of twelve 30-day months. The Company is required to pay interest on overdue installments of interest or premium, if any, without regard to any applicable grace period, at the rate equal to the then applicable interest rate on the Second Lien PIK Toggle Notes to the extent lawful.

As previously reported, on September 1, 2023, the Debtors entered into a backstop commitment agreement (as amended, supplemented or modified from time to time, together with all exhibits and schedules thereto, the “Backstop Agreement”) with the commitment parties thereto (collectively, the “Commitment Parties”). On the Effective Date, pursuant to the Backstop Agreement and in accordance with the Plan, the Company consummated the rights offering (the “Rights Offering”) of an investment package consisting of, in aggregate, $75,000,000 (a portion of the $232,394,231 in aggregate principal amount issued on the Effective Date in aggregate principal amount of the Company’s 12.00% Senior Secured Second Lien PIK Toggle Notes due 2029 (the “Second Lien PIK Toggle Notes”) and 3,634,614 New PCHI Shares at the aggregate purchase price of $75,000,000.

The Second Lien PIK Toggle Notes were issued pursuant to that certain indenture, dated as of the Effective Date (the “Second Lien PIK Toggle Notes Indenture”), by and among the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee, collateral agent, paying agent and registrar.

The Second Lien PIK Toggle Notes are jointly and severally irrevocably and unconditionally guaranteed on a senior secured basis by certain subsidiaries of the Company, including all “Loan Parties” (other than the Company) under the ABL Credit Agreement. The Second Lien PIK Toggle Notes and such guarantees are secured by second priority liens on the assets subject to liens securing the ABL Facility, including the equity interests of each guarantor of the Second Lien PIK Toggle Notes, all assets owned by the Company as of the Effective Date or acquired thereafter, certain assets related thereto, and substantially all other assets of the Company and such guarantors, in each case, subject to certain exceptions and limitations. The outstanding Second Lien PIK Toggle Notes are subject to the Intercreditor Agreement. The following is a brief description of the material provisions of the Second Lien PIK Toggle Notes Indenture and the Second Lien PIK Toggle Notes.

On or after April 11, 2025, the Company may redeem all of the Second Lien PIK Toggle Notes at 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company may also redeem the Second Lien PIK Toggle Notes, in whole or in part, at any time and from time to time prior to April 11, 2025 at a redemption price equal to 100% of the principal amount, plus the Applicable Premium (as defined in the Second Lien PIK Toggle Notes Indenture), plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. Notwithstanding the foregoing, if a Change of Control (as defined in the Second Lien PIK Toggle Notes Indenture) occurs, then, within 60 days of such Change of Control, the Company must offer to purchase all outstanding Second Lien PIK Toggle Notes at a redemption price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Second Lien PIK Toggle Notes Indenture contains covenants that limit, among other things, the ability of the Company and certain of its subsidiaries to: (i) incur, assume or guarantee additional indebtedness; (ii) pay dividends or distributions on capital stock or redeem or repurchase capital stock; (iii) make investments; (iv) repay or redeem junior debt; (v) sell stock of its subsidiaries; (vi) transfer or sell assets; (vii) create, incur or assume liens; or (viii) enter into transactions with certain affiliates. These covenants are subject to a number of important limitations and exceptions.

The Second Lien PIK Toggle Notes Indenture also provides for certain customary events of default, including, among other things, nonpayment of principal or interest, breach of covenants, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, failure of a security document to create an effective security interest in collateral, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding Second Lien PIK Toggle Notes to be declared due and payable immediately.

The foregoing descriptions of the Second Lien PIK Toggle Notes Indenture and the Second Lien PIK Toggle Notes are qualified in their entirety by the full text of the Second Lien PIK Toggle Notes Indenture, including the form of Global Note attached thereto, which is attached as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain parties who received New PCHI Shares under the Plan (“RRA Shareholders”). Pursuant to the Registration Rights Agreement, following the completion of an initial public offering (as defined in the Registration Rights Agreement, an “IPO”), the Company will file a shelf registration statement promptly, no later than a date that is 30 days following the later of the IPO and the date of the expiration of the lockup agreement with the underwriters in such IPO. However, the Company is not required to file the shelf registration statement unless RRA Shareholders request the inclusion of Registrable Securities (as defined in the Registration Rights Agreement) constituting at least 25% of all Registrable Securities.

The RRA Shareholders also have demand registration rights, provided that such RRA Shareholders request the inclusion of Registrable Securities constituting at least 25% of all Registrable Securities or the gross proceeds of the offering are expected to be at least $50 million, and customary piggyback registration rights.

The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference herein.

Stockholders’ Agreement

On the Effective Date, the Company entered into a stockholders agreement (the “Stockholders Agreement”) with holders of common stock of the Company (the “Stockholders”), pursuant to which each of the Stockholders agreed to certain restrictions on the transfer of the common stock of the Company and the Company agreed (i) to provide to certain Stockholders the right to designate directors of the Board, subject to certain limitations, (ii) to certain limitations and obligations on its operations without Stockholder approval and (iii) to provide certain information to the Stockholders. Pursuant to the Plan, each holder of common stock of the Company on the Effective Date was deemed to be a party to, and bound by, the Stockholders Agreement, regardless of whether such holder executed a signature page thereto.

The foregoing description of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the Stockholders Agreement, which is filed as Exhibit 10.4 to this Current Report and is incorporated by reference herein.

Item 1.02 - Termination of a Material Definitive Agreement

Equity Interests

On the Effective Date, all interests in the Company that existed immediately prior to the Effective Date were cancelled, and the Company issued or caused to be issued the New PCHI Shares in accordance with the terms of the Plan. Pursuant to the Plan, each holder of an Allowed Secured Notes Claim (as defined in the Plan) received, among other things, its pro rata share of 100% of the New PCHI Shares, subject to dilution by the New PCHI Shares issued as DIP Reorganized Securities (as defined in the Plan), the New PCHI Shares issued in connection with the Rights Offering (including in partial satisfaction of the Backstop Commitment Premium (as defined in the Plan)), and the MIP Equity Pool (as defined in the Plan).

Debt Securities and Agreements

Except for the purpose of evidencing a right to a distribution under the Plan or as otherwise provided in the Plan, on the Effective Date, the obligations of the Debtors under the Prepetition ABL Facility (as defined in the Plan), the Secured Notes Indentures (as defined in the Plan), the Unsecured Notes Indentures (as defined the Plan), stock certificates, book entries, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any claim or interest (except such certificates, notes or other instruments or documents evidencing indebtedness or obligations of, or interests in, the Debtors that are specifically reinstated pursuant to the Plan) were cancelled, and the duties and obligations of all parties thereto were deemed satisfied in full, canceled, released, discharged, and of no force or effect.

Claims Treatment Under the Plan

In accordance with the Plan, holders of claims against and interests in the Debtors received (or shall receive, as soon as reasonably practicable following the date such holder’s claim or interest becomes an Allowed Claim or Interest (each as defined in the Plan)) the following treatment (capitalized terms used but not defined in this section have the meanings ascribed to them in the Plan):

•	Prepetition ABL Revolver Claims. Each holder of an Allowed Prepetition ABL Revolver Claim voted to accept the Plan and elected to participate in the ABL Exit Facility, and the ABL Exit Facility Trigger occurred, such that (i) each such holder’s Allowed Prepetition ABL Revolver Claims was deemed repaid and refinanced in full by such holder’s extension and receipt of its Pro Rata share of ABL Revolving Credit Loans and (ii) such holder assumed a commitment with respect to the ABL Exit Facility equal to its (or its predecessor in interest’s) commitment under the Prepetition ABL Facility immediately prior to the Petition Date.

•	Prepetition ABL FILO Claims. Each holder of an Allowed Prepetition ABL FILO Claim voted to accept the Plan and elected to participate in its Pro Rata share of the ABL Exit Facility, and the ABL Exit Facility Trigger occurred, such that each such holder’s Allowed Prepetition ABL FILO Claims was deemed repaid and refinanced in full by such holder’s extension and receipt of its Pro Rata share of ABL FILO Loans.

•	Secured Notes Claims. Each holder of an Allowed Secured Notes Claim received (i) its Pro Rata share of the New PCHI Shares issued on the Effective Date on account of the Allowed Secured Notes Claims, representing 100% of the New PCHI Shares outstanding on the Effective Date, subject to dilution by the New PCHI Shares issued as DIP Reorganized Securities, the New PCHI Shares issued in connection with the Rights Offering (including in partial satisfaction of the Backstop Commitment Premium), and the MIP Equity Pool and (ii) subscription rights to purchase up to its Pro Rata share of the securities comprising the Investment Package for an aggregate purchase price of $75.0 million offered in the Rights Offering in accordance with the Rights Offering Procedures.

•	General Unsecured Claims. Each holder of an Allowed General Unsecured Claim received its Pro Rata share of the GUC Recovery Pool.

•	Interests in the Company. Holders of Interests in the Company, including the Company’s common stock prior to emergence, received no recovery or distribution on account of such Interests, and upon emergence from Chapter 11, all such Interests in the Company were canceled, released, extinguished, and discharged, and are of no further force or effect.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On the Effective Date, the Company and certain of its subsidiaries, as applicable, entered into certain direct financial obligations under each of the ABL Credit Agreement and Second Lien PIK Toggle Notes Indenture (and the Second Lien PIK Toggle Notes). The descriptions of each of the ABL Credit Agreement and the Second Lien PIK Toggle Notes Indenture (and the Second Lien PIK Toggle Notes) set forth in Item 1.01 of this Current Report are incorporated herein by reference.

Item 3.02 - Unregistered Sales of Equity Securities

Unregistered Sales of Equity Securities

On the Effective Date, pursuant to the Plan:

•	36,879 New PCHI Shares were issued pro rata to holders of Secured Notes Claims in partial exchange for the cancellation of the Secured Notes (as defined in the Plan);

•	3,516,079 New PCHI Shares were issued to holders of Secured Notes Claims (or their designees) in exchange for exercising Subscription Rights under the Rights Offering;

•	118,535 New PCHI Shares were issued to certain holders of Secured Notes Claims that purchased in connection with their Backstop Commitments (as defined in the Backstop Agreement), the New PCHI Shares that were offered in the Rights Offering and not properly subscribed for;

•	363,462 New PCHI Shares were issued to certain holders of Secured Notes Claims in exchange for providing $75.0 million of Backstop Commitments to the Debtors in connection with the Rights Offering; and

•	9,339,564 New PCHI Shares were issued to holders of Allowed DIP Claims on account of such holders’ DIP Loans (each as defined in the Plan).

As of the Effective Date, 13,374,519 New PCHI Shares were issued and outstanding, of which 118,535 New PCHI Shares were issued in transactions not involving an underwriter pursuant to and in accordance with an exemption from registration under the Securities Act. For further information, see the Explanatory Note and Item 1.01 of this Current Report, which are incorporated herein by reference.

Item 3.03 - Material Modifications to Rights of Security Holders

Except as otherwise provided in the Plan and related documentation, all notes, equity, agreements, instruments, certificates and other documents evidencing any claim against or interest in the Debtors (except such certificates, notes or other instruments or documents evidencing indebtedness or obligations of, or interests in, the Debtors that are specifically reinstated pursuant to the Plan) were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were released and discharged. The securities cancelled on the Effective Date include all of the Secured Notes Claims (as defined in the Plan), all of the Unsecured Notes Claims (as defined in the Plan), and Interests. For further information, see the Explanatory Note and Items 1.02 and 5.03 of this Current Report, which are incorporated herein by reference.

Item 5.01 - Changes in Control of Registrant

On the Effective Date, all of the Prepetition ABL Claims (as defined in the Plan), Secured Notes Claims (as defined in the Plan), Unsecured Notes Claims (as defined in the Plan) and Interests (as defined in the Plan) were cancelled. In respect of the cancellation of the Secured Notes Claims and pursuant to the Plan and related documentation, 100% of the New PCHI Shares were issued to holders of the Secured Notes Claims (including for properly subscribed Subscription Rights in connection with the Rights Offering), the Commitment Parties, and the DIP Backstop Lenders (as defined in the Plan). For further information, see Items 1.01, 1.02, 3.02 and 5.02 of this Current Report, which are incorporated herein by reference.

Item 5.02 - Departure of Directors; Election of Directors; Compensatory Arrangements of Certain Officers and Directors

Departure of Officers

On the Effective Date, Mr. Brad Weston provided notice of his intention to resign as Chief Executive Officer (“CEO”) of the Company, effective November 3, 2023. Mr. Sean Thompson, the Company’s current President & Chief Commercial Officer, is expected to assume the role of Interim CEO upon the effectiveness of Mr. Weston’s resignation.

Departure of Directors

In accordance with the Plan, Norman S. Matthews, Joel A. Alsfine, Steven Collins, James Conroy, William S. Creekmuir, Sarah Dodds-Brown, Jennifer Fleiss, John A. Frascotti, and Michelle Millstone-Shroff resigned from the board of directors of the Company (the “Board”) on the Effective Date. There were no known disagreements between such directors and the Company which led to their respective resignations from the Board.

Appointment of Directors

As of the Effective Date, the Board consists of the following five directors who were appointed: Neal Goldman, Robert Hull, Mark King, Anthony Truesdale, and Bradley Weston (the Company’s Chief Executive Officer). The appointments were made pursuant to the terms of the Confirmation Order. Mr. Robert Hull was appointed to serve as Chairman of the Board. Additionally, the Board will have an Audit Committee and Compensation Committee.

There are no other arrangements or understandings between the directors of the Board and any other persons pursuant to which he or she was appointed as a member of the Board. None of the directors of the Board have any family relationship with any director or executive officer of the Company. There is no relationship between any director of the Board and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreements

The Company’s COI (as defined below) provides that it will indemnify, to the fullest extent authorized or permitted by applicable law, each of its directors and officers against any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because of their status as one of its directors or officers. The Board has approved a form of indemnification agreement to be entered into with each person who serves as one of the Company’s directors or officers from time to time in order to provide for, among other things, such indemnification (subject to certain limitations) as well as the advancement of all expenses incurred by the director or executive officer in connection with a legal proceeding arising out of their service to the Company, in each case to the extent permitted by applicable law.

On or around the Effective Date, the Company entered into its standard form of indemnification agreement with each person serving as one of its directors and officers. The Company expects each person who joins the Company as a new director or officer after the Effective Date to enter into the standard form of indemnification agreement promptly after commencing service with the Company. The Company will also maintain reasonable directors and officer’s liability insurance covering each member of the Board and the Company’s officers.

The foregoing description of the Company’s form of indemnification agreement is qualified in its entirety by reference to the full text of form of indemnification agreement, which is filed as Exhibit 10.5 to this Current Report and is incorporated by reference herein.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

After the Effective Date, in accordance with the Plan, the Company will file the Third Amended and Restated Certificate of Incorporation (the “COI”) with the Delaware Secretary of State.

Pursuant to the COI, the authorized capital stock of the Company consists of 300,000,000 New PCHI Shares, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share (“New PCHI Preferred Shares”).

Each holder of New PCHI Shares, as such, shall be entitled to one vote for each New PCHI Share held of record by such holder on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law or provided in the COI, at any annual or special meeting of stockholders, the New PCHI Shares shall have the right to vote on all matters properly submitted to a vote of the stockholders.

Subject to the rights of any then-outstanding series of New PCHI Shares, the holders of New PCHI Shares may receive dividends as and if declared by the Board in accordance with applicable law. Subject to the rights and preferences of any then-outstanding series of New PCHI Preferred Shares, will share ratably in all dividends payable in cash, stock or otherwise and other distributions.

Preferred Stock

New PCHI Preferred Shares may be issued in one or more series from time to time, with each such series to consist of such number of shares and to have such powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, if any, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board.

It is not possible to state the actual effect of the issuance of any New PCHI Preferred Shares upon the rights of New PCHI Shares until the Board determines the specific rights of the holders of any series of New PCHI Preferred Shares. However, these effects might include:

•	restricting dividends on the New PCHI Shares;
•	diluting the voting power of the New PCHI Shares;
•	impairing the liquidation rights of the New PCHI Shares; and
•	delaying or preventing a change of control of the Company.

Anti-Takeover Provisions

Some provisions of Delaware law, the COI and the Bylaws summarized below could make certain change of control transactions more difficult, including acquisitions of the Company by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the New PCHI Shares.

Number, Election and Removal of Directors

As of the Effective Date, the Board will consist of five members. At each annual meeting of stockholders of the Company beginning with the first annual meeting of stockholders following the Effective Date, the successors of directors will be elected to hold office for a term expiring at the next annual meeting of stockholders. Each director will hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Subject to the rights of any then-outstanding series of New PCHI Preferred Shares, the Board or any individual director may be removed from office at any time, with or without cause, in any manner allowed by applicable law and the provisions of the Stockholders Agreement.

Calling of Special Meeting of Stockholders

The COI and the Stockholders Agreement provide that special meetings of stockholders may be called at any time by either (i) the Board pursuant to a resolution adopted by a majority of the total number of directors or (ii) the stockholders of the Company holding not less than a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote, in each case on at least 72 hours’ prior written notice (which includes e-mail).

Amendments to the Bylaws

The Bylaws may be altered, amended or repealed by the Board. Subject to the provisions of the Stockholders Agreement, the Bylaws may also be altered, amended or repealed by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote generally in the election of directors.

Other Limitations on Stockholder Actions

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals relating to an annual meeting must be received at the principal executive offices not less than 90 days nor more than 120 days prior to the date of the one-year anniversary of the immediately preceding annual meeting of stockholders. The Bylaws specify in detail the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. The Bylaws also describe certain criteria for when stockholder-requested meetings need not be held.

Newly Created Directorships and Vacancies on the Board

Subject to the provisions of the Stockholders Agreement and the rights of any then-outstanding series of New PCHI Preferred Shares, any vacancies on the Board or newly created directorships resulting from any increase in the number of directors will be filled by the vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, except that any vacancy created by the removal of a director by the stockholders for cause shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the outstanding shares of common stock.

Authorized but Unissued Shares

Under Delaware law, the Company’s authorized but unissued New PCHI Shares are available for future issuance without stockholder approval. The Company may use these additional New PCHI Shares for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued New PCHI Shares could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

The COI provides that, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer other employee of the Company to the Company or to the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”) or the Bylaws or the COI (as either may be amended from time to time), (iv) any action, asserting a claim against the Company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

This summary is qualified in its entirety by reference to the full text of the COI and the Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

Item 7.01 – Regulation FD Disclosure

On October 12, 2023, the Company issued a press release announcing the Emergence. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this Form 8-K can be identified by the use of forward-looking terms such as “believes,” “expects,” “projects,” “forecasts,” “may,” “will,” “estimates,” “should,” “would,” “anticipates,” “plans” or other comparable terms. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not undertake any obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in results of operations and liquidity, changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the date of this Form 8-K. You should not rely on forward-looking statements as predictions of future events. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors including but not limited to the risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on

Form 10-Q filed with the SEC. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

2.1	Fourth Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates (incorporated by reference to Exhibit 1 of the Confirmation Order attached as Exhibit 99.1 to Party City Holdco Inc.’s Current Report on Form 8-K filed on September 6, 2023).

3.1	Third Amended and Restated Certificate of Incorporation of Party City Holdco Inc.

3.2	Second Amended and Restated Bylaws of Party City Holdco Inc.

4.1*	Indenture, dated as of October 12, 2023, among Party City Holdco Inc, the guarantors party thereto, Wilmington Savings Fund Society, FSB, as trustee, collateral agent, paying agent and registrar (including the form of Global Note attached thereto).

10.1*	ABL Credit Agreement, dated as of October 12, 2023, by and among the Company, as parent guarantor, Party City Holdings Inc., as parent borrower, Party City Corporation, and each other subsidiary of the Borrowers party thereto from time to time, PC Intermediate Holdings, Inc., the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent and collateral agent.

10.2*

Intercreditor Agreement, dated as of October 12, 2023, by and among JP Morgan Chase Bank, N.A., as first priority representative for the first priority secured parties and Wilmington Savings Fund Society, FSB, as the second priority representative for the second priority secured parties.

10.3	Registration Rights Agreement, dated as of October 12, 2023, by and among Party City Holdco Inc. and the holders party thereto.

10.4	Stockholders’ Agreement, dated as of October 12, 2023, by and among Party City Holdco Inc. and the holders party thereto.

10.5	Form of Indemnification Agreement.

99.1	Confirmation Order of the United States Bankruptcy Court for the Southern District of Texas, dated September 6, 2023 (incorporated by reference to Exhibit 99.1 to Party City Holdco Inc.’s Current Report on Form 8-K filed on September 6, 2023).

99.2	Notice of Effective Date.

99.3	Press Release dated October 12, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: October 12, 2023	By:	/s/ Ian Heller
	Name:	Ian Heller
	Title:	Senior Vice-President & General Counsel